February 26, 2013

Diamond Hill Funds

325 John H. McConnell Boulevard

Suite 200

Columbus, OH 43215

Re: Opinion and Consent

Ladies and Gentlemen:

A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 36 to the Registration Statement, File Nos. 333-22075 and 811-8061 (the “Registration Statement”) of Diamond Hill Funds (the “Trust”). We hereby give you our consent to incorporate by reference the Opinion and Legal Opinion into Post-Effective Amendment No. 38 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP